UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: March 5, 2018

(Date of earliest event reported)

BioVie Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-190635	46-2510769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Cummings Center, Suite 247-C, Beverly, MA		01915
(Address of principal executive offices)		(Zip Code)

(312) 283-5793

(Registrant’s telephone number, including area code)

NanoAntibiotics, Inc.

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 5, 2018, BioVie Inc. ("BioVie" or “Company”) received notice from the U.S. Securities and Exchange Commission (“SEC”) that the accounting firm of Weinberg & Baer LLC and its principal accountant, Alan Weinberg (collectively, “Weinberg”), have been suspended from appearing or practicing before the SEC as accountants. BioVie had previously engaged Weinberg as its independent auditor. The SEC’s suspension of Weinberg was for reasons unrelated to the performance of its audit services for BioVie.

On December 20, 2017, Weinberg had informed BioVie that it would no longer be able to serve as BioVie’s auditor, due to a change in the firm’s services. Following that notification from Weinberg, BioVie promptly secured the future audit services of the accounting firm of D. Brooks and Associates CPAs, P.A. on January 8, 2018.

To the best of BioVie management's knowledge, Weinberg conducted accurate audits of the Company's financials while engaged by the Company. The Company thanks them for their service.

In connection with the information required under Item 304 of Regulation S-K, BioVie provides the following information:

During the Company’s two most recent fiscal years and subsequent interim period before Weinberg’s resignation, Weinberg’s report on the Company’s financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company’s decision to change accountants was a product of the resignation of Weinberg (as described above) and the engagement of a new audit firm, with consultation with some board members, but not formal board approval.

During the two most recent fiscal years and the subsequent interim period before Weinberg’s resignation, there were no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved, would have caused Weinberg to make reference to it in the audit report.

During the two most recent fiscal years and the subsequent interim period before Weinberg’s resignation: (1) Weinberg did not advise BioVie that the internal controls necessary for BioVie to develop reliable financial statements did not exist; (2) Weinberg did not advise that it was no longer able to rely on the Company’s management’s representations, or that it was unwilling to be associated with the financial statements prepared by the Company’s management; (3) Weinberg did not advise BioVie of the need to significantly expand the scope of its audit, or of information that, if further investigated, might materially impact the fairness or reliability of either previously issued audit reports or financial statements issued or to be issued for the those periods, or cause Weinberg to be unwilling to rely on the Company’s management’s representations or to be associated with the Company’s financial statements, such that, due to Weinberg’s resignation, Weinberg did not so expand the scope of its audit or conduct further investigation; (4) Weinberg did not advise BioVie that information had come to its attention that it had concluded materially impacted the fairness or reliability of either (i) previously issued audit report or financial statements, or (ii) the financial statements issued or to be issued during that period that, unless resolved to Weinberg’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements, such that, due to Weinberg’s resignation, Weinberg did not so expand the scope of its audit or conduct further investigation. In sum, there were no such issues.

During the two most recent fiscal years and the subsequent interim period before Weinberg’s resignation, BioVie did not consult with D. Brooks and Associates regarding any of the following: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on BioVie’s financial statements, with either a written report provided or oral advice given that the new auditor concluded was an important factor considered by BioVie in either of those; or (2) any matter that was the subject of a disagreement or reportable event. In sum, there was no such consultation with D. Brooks and Associates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2018	BIOVIE INC.

	By:	/s/ Jonathan Adams
Jonathan Adams
Chief Executive Officer

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